Exhibit 11

November 30, 2021

RAD Diversified REIT, Inc.

211 North Lois Avenue

Tampa, Florida 33609

RE: RAD Diversified REIT, Inc. | 2020 & 2019 Audited Financial Statements

Dear Sir/Madam,

Kho & Patel, CPA’s hereby provide consent to RAD Diversified REIT, Inc. and its attorney to use our audited financial statement report for the years ended December 31, 2020 & 2019 to file with the U.S. Securities and Exchange Commission. Please contact us directly at (909) 971-1000 x207 should you have any questions or need further clarification. Thank you.

KHO & PATEL

A Professional Corporation

/s/ Douglas E. Faulkner, Jr., CPA

Douglas E. Faulkner, Jr., CPA